EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-45552 of Magnum Hunter Resources, Inc. of our report dated March 20, 2001, appearing in the Annual Report on Form 10-K, of Magnum Hunter Resources, Inc. for the year ended December 31, 2000 and to the references to us under the heading "Experts" in the Basic Prospectus and the Sales Agreement Prospectus, which are a part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Dallas, Texas
April 19, 2001